Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-179719) of Tampa Electric Company and its subsidiaries of our report dated February 26, 2013 relating to the financial statements and the financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

February 26, 2013

PricewaterhouseCoopers LLP, 4211 West Boy Scout Boulevard, Suite 200, Tampa, FL 33607-5745

T: (813) 229 0221, F: (812) 229 3646, www.pwc.com/us